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                                                                   EXHIBIT 10.73

                  AMENDMENT NUMBER ONE TO NOVA HOLDINGS, INC.
                        INCENTIVE STOCK OPTION AGREEMENT


         This Amendment Number One is made and entered into this 6th day of May, 1999, by and between ACCREDO HEALTH, INCORPORATED, formerly known as Nova Holdings, Inc. ("Company"), and the EMPLOYEE whose name appears at the end hereof ("Employee").

         WHEREAS, Pursuant to the Nova Holdings, Inc. and Its Subsidiaries Stock Option and Restricted Stock Purchase Plan (the "Plan"), Employee was granted an option to purchase that number of shares of the Company's common stock, $.01 par value ("Common Stock") as indicated at the end hereof, and the Company provided Employee with an Incentive Stock Option Agreement ("Agreement") reflecting the date of grant appearing at the end hereof.

         WHEREAS, the option constitutes and is treated as an "Incentive Stock Option" as defined under Section 422(b) of the Internal Revenue Code of 1986, as amended; and

         WHEREAS, the Company and the Employee now desire to make certain changes in the Agreement.

         NOW THEREFORE, for and in exchange of the mutual promises contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree that, effective as of the date first stated above, the Agreement is amended as follows:

         1. Sections 5.(b) and 5.(c) are amended by deleting those sections in their entirety and substituting in the place thereof the following:

                  (b)      In the event that Actual EBT (as hereinafter

                  defined) for the full fiscal year ending June 30, 1997 or the full fiscal year ending June 30, 1998, equals or exceeds the Target EBT (as hereinafter defined) for such fiscal year, then, as of the August 1 next following the last day of such fiscal year, you shall become entitled (subject to the calculation of Actual EBT for such fiscal year by the Board of Directors of the Company as provided in Section 5(d) below) to exercise the Option with respect to 25% of the Tranche B Option Shares (rounded to the nearest whole share) until the Option expires and terminates pursuant to Section 2 hereof.

                           In the event that Actual FDEPS (as hereinafter
                  defined) for any full fiscal year beginning with the fiscal year ending June 30, 1999, equals or exceeds the Target FDEPS (as hereinafter defined) for such fiscal year, then, as of the August 1 next following the last day of such fiscal year, you shall become entitled (subject to the calculation of Actual FDEPS for such fiscal year by the Board of Directors of the Company as provided in Section 5(d) below) to exercise the Option with


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                  respect to 25% of the Tranche B Option Shares (rounded to the nearest whole share) until the Option expires and terminates pursuant to Section 2 hereof.

                  (c) In the event that (i) Actual FDEPS (as hereinafter defined) for any of the full fiscal years ending June 30, 1997, 1998 and 1999 (the "Shortfall Year") is less than the Target FDEPS for such year, and (ii) the sum of (x) Actual FDEPS for the Shortfall Year, plus (y) Actual FDEPS for the immediately succeeding fiscal year (the "Make-up Year") equals or exceeds the sum of the Target FDEPS for the Shortfall Year and the Make-up Year combined, then, as of the September 1 next following the last day of the Make-up Year, you shall become entitled (subject to the calculation of Actual FDEPS for the Make-up Year by the Board of Directors of the Company as provided in Section 5(d) hereof) to exercise the Option with respect to 25% of the Tranche B Option Shares (rounded to the nearest whole share) until the Option expires and terminates pursuant to Section 2 hereof. Your right to exercise the Option with respect to any Tranche B Option Shares pursuant to this Section 5(c) shall be in addition to your right to exercise the Option with respect to the Make-up Year as provided in Section 5(b) above.

         2. Section 5(d) is amended by changing the definition of "Target EBT" to delete the following: "(iii) for the fiscal year ending June 30, 1999 - $13,300,000.00, and (iv) for the fiscal year ending June 30, 2000 - $16,600,000.00."

         3.       Section 5(d) is amended by adding the following definitions:

                  "Actual FDEPS" means with respect to any fiscal year ending after June 30, 1998, FDEPS (as hereinafter defined) for such fiscal year as calculated by the Board of Directors of the Company based on the audited consolidated financial statements of the Company and its subsidiaries for such fiscal year, which financial statements shall be conclusive and binding upon the Company and you. "Actual FDEPS" means with respect to any fiscal year ending prior to June 30, 1999 Pre-Tax FDEPS (as hereinafter defined) for such fiscal year as calculated by the Board of Directors of the Company based on the audited consolidated financial statements of the Company and its subsidiaries for such fiscal year, which financial statements shall be conclusive and binding upon the Company and you.

                  "Pre-Tax FDEPS" means the pre-tax fully diluted earnings per share with respect to any fiscal year, which shall equal the Net Income Before Taxes (as defined herein) divided by the Fully Diluted Common Stock Outstanding (as hereinafter defined). Net Income Before Taxes shall mean (i) the net income of the Company and its consolidated subsidiaries (determined on a consolidated basis for such periods in accordance with generally accepted accounting principles applied consistently with the Company's audited financial statements), but excluding the effect of any extraordinary or other material non-recurring gain (but not loss) outside the ordinary course of business ("Consolidated Net Income"), plus
                  (ii) to


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                  the extent deducted in determining Consolidated Net Income for such period, the amount of the provision for income taxes for such period.

                  "FDEPS" means the fully diluted earnings per share with respect to any fiscal year (which shall equal the Net Income After Taxes (as defined herein) divided by the Fully Diluted Common Stock Outstanding (as hereinafter defined). Net Income After Taxes shall mean the net income of the Company and its consolidated subsidiaries (determined on a consolidated basis for such periods in accordance with generally accepted accounting principles applied consistently with the Company's audited financial statements), but excluding the effect of any extraordinary or other material non-recurring gain (but not loss) outside the ordinary course of business ("Consolidated Net Income").

                  "Fully Diluted Common Stock Outstanding" means the number of shares of the Company's voting common stock $.01 par value and the Company's nonvoting common stock (collectively the "Common Stock") which are issued and outstanding at the end of the applicable fiscal year, plus those shares which would be issued and outstanding upon the exercise or conversion of all of the then outstanding options, warrants or other rights to acquire any Common Stock or securities convertible into Common Stock, or securities convertible into Common Stock of the Company or securities or other instruments exchangeable or convertible into Common Stock of the Company.

                  "Target FDEPS" means (i) for the fiscal year ending June 30, 1999 - $0.60 per share, (ii) for the fiscal year ending June 30, 2000 - $0.75 per share, and (iii)for the fiscal year ending June 30, 2001 - $0.94 per share. For purposes of determining the Target FDEPS for each of the fiscal years ending June 30, 1997 and June 30, 1998, the Target EBT for those years shall be divided by the Fully Diluted Common Stock Outstanding at the end of the applicable fiscal year. Notwithstanding the "Target FDEPS" amounts set forth above, if at any time or from time to time after the date hereof the Company or any of its subsidiaries acquires a business, substantially all of the assets of a business, or any assets material to the business of the Company or any of its subsidiaries, the Board of Directors of the Company shall make such adjustments to the "Target FDEPS" amounts, if any, as the Board of Directors of the Company in its discretion deems equitable in light of each such acquisition. Any such determination by the Board of Directors shall be effective and binding for all purposes of this Agreement and the Plan.

         4. Section 13 is amended by adding at the end thereof a subsection (c) as follows:

                  In the event that, after the date hereof, Fully Diluted Common Stock Outstanding shall be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation through reorganization, merger or consolidation, recapitalization,


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                  reclassification, stock split, split-up, combination or
                  exchange of shares or declaration of any dividends payable in Common Stock, the Board of Directors of the Company shall appropriately adjust the Target FDEPS for each fiscal year ending after said event to reflect the increase or decrease in Fully Diluted Common Stock Outstanding such that the Target FDEPS for that fiscal year will not be materially affected by the increase or decrease.

         5. As Nova Holdings, Inc. has formally changed its corporate name to Accredo Health, Incorporated, the Agreement is hereby amended to substitute throughout "Accredo Health, Incorporated" for "Nova Holdings, Inc."

         6. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee. Employee specifically acknowledges that Company has not made any representation or rendered any advise concerning the tax effect of this Amendment. Employee acknowledges that Employee has carefully read this Amendment and that Employee has consulted with such legal, accounting and tax advisors as he or she deemed advisable with regard to this Amendment. Employee acknowledges that Employee has signed this Amendment as his or her own free act and has not been influenced in making this agreement by any representation of the Company.

                              ACCREDO HEALTH, INCORPORATED

                              By:  /s/ Thomas W. Bell, Jr.
                                  ---------------------------------------------
                              Title:  Senior Vice President and General Counsel


                                /s/ Kyle Callahan
                              -------------------------------------------------
                              EMPLOYEE


Number of Shares of Common Stock
subject to the Agreement:    10,000
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Date of Grant:               02/09/98
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